EXHIBIT 10.3
Revenue
Stamp
April 8, 2004
Loan Agreement

This Loan Agreement is made and entered into by and between EFC Co., Ltd., as the lessor and ECOSS, Inc. as the lessee. The parties hereto hereby agree as follows:

Article 1 (Loan)
The lessee loaned JPY 2,000,000 from the lessor by promising that the lessee will pay back the amount. Provided, however, that the loan date shall be April 8, 2004.

Article 2 (Repayment)
The repayment period for the loan in the preceding article shall be as stated on the attached Loan Repayment Schedule, and the lessee shall make repayment by remitting to the bank account designated by the lessor.

Article 3 (Interest)
Interest shall be three (3) percent per annum on the principal, and the applicable interest shall be paid by bank remittance to the bank account designated by the lessor on the payment date for the interest as per enclosure.

Article 4 (Delinquency Charges)
In the event the lessee has lost the benefit of term, the lessee shall pay a delinquent payment at the rate of seven (7) percent per annum from the day of the forfeiture of profit to complete settlement.

Article 5 (Forfeiture of Profits for the Term)
In the event of any one of the following, the lessee shall lose the benefit of term without requiring notification from the lessor and shall immediately pay to the lessor the principal at that time.
1.	When the lessee falls one month or more into arrears with the payment of the principal or interest thereof;
2.	In the event of application for forcible execution, executive injunction, or auction with regard to other liabilities of the lessee or declaration of bankruptcy;
3.	In the event the lessee is subject to disposition for failure to pay taxes and other public charges; and
4.	In the event a draft or check drawn, endorsed, or guaranteed by the lessee has been dishonored.

Article 6 (Agreed Jurisdiction)
The parties hereto have agreed that any disputes arising among them relating to this Agreement shall be settled in a district court in the area where the lessor resides, which shall assume exclusive jurisdiction as the installment court of first instance.

IN WITNESS WHEREOF, two (2) copies of this Agreement shall be made, and the parties hereto shall, after signing and affixing seals to the two copies, retain one copy each respectively.

Loan Repayment Schedule

ECOSS Inc.
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

EFC Co., Ltd.,
1-14-6 Dougenzaka, Shibuya-ku, Tokyo, Japan

Contract Amount	Expiry Date of Contract	Date of Contract	Interest Rate	Interest Payment Method
2,000,000	February 28, 2006	April 8, 2004	3.00%	Pay Later

Times	Date	Total of Principal & Interest	Installment repayment amount	Interest Amount	Basic				New Balance
					Principal	From	To	Interest Rate
0	8-Apr-04	-	-	-				3.00%	2,000,000
1	2-Aug-04	119,232	100,000	19,232	2,000,000	8-Apr-04	2-Aug-04	3.00%	1,900,000
2	31-Aug-04	104,684	100,000	4,684	1,900,000	2-Aug-04	31-Aug-04	3.00%	1,800,000
3	30-Sep-04	104,586	100,000	4,586	1,800,000	31-Aug-04	30-Sep-04	3.00%	1,700,000
4	1-Nov-04	104,610	100,000	4,610	1,700,000	30-Sep-04	1-Nov-04	3.00%	1,600,000
5	30-Nov-04	103,945	100,000	3,945	1,600,000	1-Nov-04	30-Nov-04	3.00%	1,500,000
6	30-Dec-04	103,821	100,000	3,821	1,500,000	30-Nov-04	30-Dec-04	3.00%	1,400,000
7	31-Jan-05	103,797	100,000	3,797	1,400,000	30-Dec-04	31-Jan-05	3.00%	1,300,000
8	28-Feb-05	103,098	100,000	3,098	1,300,000	31-Jan-05	28-Feb-05	3.00%	1,200,000
9	31-Mar-05	103,156	100,000	3,156	1,200,000	28-Feb-05	31-Mar-05	3.00%	1,100,000
10	29-Apr-05	102,712	100,000	2,712	1,100,000	31-Mar-05	29-Apr-05	3.00%	1,000,000
11	31-May-05	102,712	100,000	2,712	1,000,000	29-Apr-05	31-May-05	3.00%	900,000
12	30-Jun-05	102,293	100,000	2,293	900,000	31-May-05	30-Jun-05	3.00%	800,000
13	1-Aug-05	102,169	100,000	2,169	800,000	30-Jun-05	1-Aug-05	3.00%	700,000
14	31-Aug-05	101,783	100,000	1,783	700,000	1-Aug-05	31-Aug-05	3.00%	600,000
15	30-Sep-05	101,528	100,000	1,528	600,000	31-Aug-05	30-Sep-05	3.00%	500,000
16	31-Oct-05	101,315	100,000	1,315	500,000	30-Sep-05	31-Oct-05	3.00%	400,000
17	30-Nov-05	101,019	100,000	1,019	400,000	31-Oct-05	30-Nov-05	3.00%	300,000
18	4-Jan-06	100,887	100,000	887	300,000	30-Nov-05	4-Jan-06	3.00%	200,000
19	31-Jan-06	100,460	100,000	460	200,000	4-Jan-06	31-Jan-06	3.00%	100,000
20	28-Feb-06	100,238	100,000	238	100,000	31-Jan-06	28-Feb-06	3.00%	-